                                                                    Exhibit 3.20

--------------------------------------------------------------------------------






                                    ZMP, INC.


                              AMENDED AND RESTATED
                                     BY-LAWS






                          As Adopted on April 23, 1999









--------------------------------------------------------------------------------

                                    ZMP, INC.

                              AMENDED AND RESTATED
                                     BY-LAWS

                                TABLE OF CONTENTS

SECTION                                                                                          PAGE
-------                                                                                          ----
ARTICLE I        SHAREHOLDERS

Section 1.01.    Annual Meetings...................................................................1
Section 1.02.    Special Meetings..................................................................1
Section 1.03.    Notice of Meetings; Waiver........................................................1
Section 1.04.    Quorum............................................................................2
Section 1.05.    Voting............................................................................2
Section 1.06.    Voting by Ballot..................................................................3
Section 1.07.    Adjournment.......................................................................3
Section 1.08.    Proxies...........................................................................4
Section 1.09.    Organization; Procedure...........................................................4
Section 1.10.    Consent of Shareholders in Lieu of Meeting........................................4

ARTICLE II       BOARD OF DIRECTORS

Section 2.01.    General Powers....................................................................5
Section 2.02.    Number and Term of Office.........................................................6
Section 2.03.    Election of Directors.............................................................5
Section 2.04.    Annual and Regular Meetings.......................................................5
Section 2.05.    Special Meetings; Notice..........................................................6
Section 2.06.    Quorum; Voting....................................................................6
Section 2.07.    Adjournment.......................................................................6
Section 2.08.    Action Without a Meeting..........................................................7
Section 2.09.    Regulations: Manner of Acting.....................................................7
Section 2.10.    Action by Telephonic Communications...............................................8
Section 2.11.    Resignations......................................................................7
Section 2.12.    Removal of Directors..............................................................7
Section 2.13.    Vacancies and Newly Created Directorships.........................................7
Section 2.14.    Compensation......................................................................8
Section 2.15.    Reliance on Accounts and Reports, etc.............................................9

ARTICLE III      EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 3.01.    How Constituted...................................................................8
Section 3.02.    Powers............................................................................8

                                                                                                 PAGE
                                                                                                 ----
Section 3.03.    Proceedings.......................................................................9
Section 3.04.    Quorum and Manner of Acting......................................................11
Section 3.05.    Action by Telephonic Communications..............................................10
Section 3.06.    Absent or Disqualified Members...................................................10
Section 3.07.    Resignations.....................................................................10
Section 3.08.    Removal..........................................................................10
Section 3.09.    Vacancies........................................................................10

ARTICLE IV       OFFICERS

Section 4.01.    Number...........................................................................10
Section 4.02.    Election.........................................................................11
Section 4.03.    Salaries.........................................................................11
Section 4.04.    Removal and Resignation; Vacancies...............................................11
Section 4.05.    Authority and Duties of Officers.................................................11
Section 4.06.    The President....................................................................11
Section 4.07.    The Vice President...............................................................12
Section 4.08.    The Secretary....................................................................12
Section 4.09.    The Treasurer....................................................................13
Section 4.10.    Additional Officers..............................................................13
Section 4.11.    Security.........................................................................13

ARTICLE V        CAPITAL STOCK

Section 5.01.    Certificates of Stock, Uncertificated Shares.....................................14
Section 5.02.    Signatures; Facsimile............................................................14
Section 5.03.    Lost, Stolen or Destroyed Certificates...........................................14
Section 5.04.    Transfer of Stock................................................................14
Section 5.05.    Record Date......................................................................15
Section 5.06.    Registered Shareholders..........................................................16
Section 5.07.    Transfer Agent and Registrar.....................................................16

ARTICLE VI       INDEMNIFICATION

Section 6.01.    Nature of Indemnity..............................................................16
Section 6.02.    Successful Defense...............................................................17
Section 6.03.    Determination That Indemnification Is Proper.....................................17
Section 6.04.    Advance Payment of Expenses......................................................17
Section 6.05.    Procedure for Indemnification of Directors and Officers..........................18
Section 6.06.    Survival; Preservation of Other Rights...........................................19
Section 6.07.    Insurance........................................................................19
Section 6.08.    Severability.....................................................................19

                                                                                                 PAGE
                                                                                                 ----
ARTICLE VII      OFFICES

Section 7.01.    Principal Office.................................................................19
Section 7.02.    Other Offices....................................................................20

ARTICLE VIII     GENERAL PROVISIONS

Section 8.01.    Dividends........................................................................20
Section 8.02.    Reserves.........................................................................20
Section 8.03.    Execution of Instruments.........................................................20
Section 8.04.    Corporate Indebtedness...........................................................20
Section 8.05.    Deposits.........................................................................21
Section 8.06.    Checks...........................................................................21
Section 8.07.    Sale, Transfer, etc. of Securities...............................................21
Section 8.08.    Voting as Shareholder............................................................21
Section 8.09.    Fiscal Year......................................................................21
Section 8.10.    Seal.............................................................................21
Section 8.11.    Books and Records: Inspection....................................................22

ARTICLE IX       AMENDMENT OF BY-LAWS

Section 9.01.    Amendment........................................................................22

ARTICLE X        CONSTRUCTION

Section 10.01.   Construction.....................................................................22

                                    ZMP, INC.

                              AMENDED AND RESTATED
                                     BY-LAWS

                          As adopted on April 23, 1999

                                    ARTICLE I

                                  SHAREHOLDERS

          Section 1.01. ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of California, and at such date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

          Section 1.02. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the President (or, in the event of his absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the President (or, in the event of his absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by shareholders holding in the aggregate not less than 10% of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the shareholders. If such officers or the Board of Directors shall fail to call such meeting within 20 days after receipt of such request, any shareholder executing such request may call such meeting to be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. Such special meetings of the shareholders shall be held at such places, within or without the State of California, as shall be specified in the respective notices or waivers of notice thereof.

          Section 1.03. NOTICE OF MEETINGS; WAIVER. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the shareholders, and, (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders, to be given personally or by first-class mail, not less than ten nor more than sixty days prior to the meeting, to each shareholder of record entitled to vote at such meeting. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees which, at the time of the notice, management intends to present for election.

          If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) an amendment of the articles of incorporation, pursuant to Section 902 of such Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of such Code, (iv) a voluntary dissolution of the corporation, pursuant to Section

1900 of such Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of such Code, the notice shall also state the general nature of such proposal.

          If such notice is mailed, it shall be deemed to have been given to a shareholder when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the record of shareholders of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. If no such address appears on the corporation's books or has been so given, notice shall be deemed to have been given if sent by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where such office is located.

          If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of such notice. Such further notice shall be given as may be required by law.

          No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in a written waiver of notice. The attendance of any shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the corporation giving such notice, and shall be filed and maintained in the minute book of the corporation.

          Section 1.04. QUORUM. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of shareholders shall constitute a quorum for the transaction of business at such meeting.

          Section 1.05. VOTING. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of shareholders shall be entitled to one vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of shareholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          Any shareholder entitled to vote on any matter (other than the election of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and voting on any matter (other than the election of directors), provided that the shares voting affirmatively must also constitute at least a majority of the required quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or the articles of incorporation.

          At a shareholders' meeting involving the election of directors, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of the shareholder's shares) unless such candidate or candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate such shareholder's votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

          Section 1.06. VOTING BY BALLOT. No vote of the shareholders need be taken by ballot unless required by law (except that all elections for directors must be by ballot upon demand by a shareholder at the meeting and before the voting begins). Any vote which need not be taken by ballot may be conducted by voice vote or in any manner approved by the meeting.

          Section 1.07. ADJOURNMENT. If a quorum is not present at any meeting of the shareholders, the shareholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the shareholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each shareholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

          Section 1.08. PROXIES. Any shareholder entitled to vote at any meeting of the shareholders or to express consent to or dissent from corporate action without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. A shareholder may authorize a valid proxy by executing a written instrument signed by such shareholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. A proxy must be filed with the Secretary of the corporation. No such proxy shall be voted or acted upon after the expiration of eleven months from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

          Section 1.09. ORGANIZATION; PROCEDURE. At every meeting of shareholders the presiding officer shall be the President or, in the event of his absence or disability, a presiding officer chosen by a majority of the shareholders present in person or by proxy. The Secretary, or in the event of his absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of shareholders may be determined by such presiding officer.

          Section 1.10. CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. To the fullest extent permitted by law, whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of shareholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy not created by removal and not filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

          Every written consent shall bear the date of signature of each shareholder or member who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by law to the Corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the Corporation. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holder, may revoke the consent by a writing received by the Secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.


                                   ARTICLE II

                               BOARD OF DIRECTORS

          Section 2.01. GENERAL POWERS. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

          Section 2.02. NUMBER AND TERM OF OFFICE. The number of Directors constituting the entire Board of Directors shall be not less than one nor more than thirteen, which number may be modified from time to time by resolution of the Board of Directors, but in no event shall the number of Directors be less than one. Each Director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

          Section 2.03. ELECTION OF DIRECTORS. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the shareholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the shareholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election.

          Section 2.04. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the shareholders at the place of such annual meeting of the shareholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of California) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

          Section 2.05. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the President or, in the event of his absence or disability, by any Vice President, at such place (within or without the State of California), date and hour as may be specified in the respective notices or waivers of notice of such meetings. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

          Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each Director personally or by telephone or telegram, or on five days' notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

          Section 2.06. QUORUM; VOTING. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, subject to the provisions of Section 310 of the Corporations Code of California (approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 (appointment of committees), and Section 317 (e) (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

          Section 2.07. ADJOURNMENT. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the meeting is adjourned for more than twenty-four (24) hours or unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section
2.05 shall be given to each Director.

          Section 2.08. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

          Section 2.09. REGULATIONS: MANNER OF ACTING. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

          Section 2.10. ACTION BY TELEPHONIC COMMUNICATIONS. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

          Section 2.11. RESIGNATIONS. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

          Section 2.12. REMOVAL OF DIRECTORS. Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director, cast at a special meeting of shareholders called for the purpose, or by court order. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the shareholders entitled to vote for the election of the Director so removed. If such shareholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section
2.13 of these By-Laws.

          Section 2.13. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the shareholders.

          Section 2.14. COMPENSATION. The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors.

          Section 2.15. RELIANCE ON ACCOUNTS AND REPORTS, ETC. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                   ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

          Section 3.01. HOW CONSTITUTED. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more Committees, including an Executive Committee, each such Committee to consist of two or more Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal.

          Section 3.02. POWERS. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends and to authorize the issuance of stock. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive Committee nor any such other Committee shall have the power or authority:

          (a) to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series),

          (b) to adopt an agreement of merger or consolidation,

          (c) to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets,

          (d) to recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution,

          (e) the approval of any action which, under the General Corporation Law of California, also requires shareholders' approval or approval of the outstanding shares,

          (f) the filling of vacancies on the Board of Directors or in any committee,

          (g) the fixing of compensation of the directors for serving on the board or on any committee,

          (h) the amendment or repeal of bylaws or the adoption of new bylaws,

          (i) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable, or

          (j) the appointment of any other committees of the Board of Directors or the members thereof.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

          Section 3.03. PROCEEDINGS. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article II of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined by resolution of the Board of Directors as well as the committee, special meetings of committees may also be called by resolution of the Board of Directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Each such Committee may fix its own rules of procedure not inconsistent with the provisions of these bylaws and may meet at such place (within or without the State of California), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

          Section 3.04. QUORUM AND MANNER OF ACTING. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

          Section 3.05. ACTION BY TELEPHONIC COMMUNICATIONS. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

          Section 3.06. ABSENT OR DISQUALIFIED MEMBERS. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          Section 3.07. RESIGNATIONS. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

          Section 3.08. REMOVAL. Any member (and any alternate member) of any Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

          Section 3.09. VACANCIES. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

          Section 4.01. NUMBER. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. There may also be a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.

          Section 4.02. ELECTION. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal.

          Section 4.03. SALARIES. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

          Section 4.04. REMOVAL AND RESIGNATION; VACANCIES. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

          Section 4.05. AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

          Section 4.06. THE PRESIDENT. The President shall preside at all meetings of the shareholders and directors at which he is present, shall be the chief executive officer and the chief operating officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the

Board of Directors are carried into effect. He shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation. He shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President or the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

          Section 4.07. THE VICE PRESIDENT. Each Vice President shall perform such duties and exercise such powers as may be assigned to him from time to time by the President. In the absence of the President, the duties of the President shall be performed and his powers may be exercised by such Vice President as shall be designated by the President, or failing such designation, such duties shall be performed and such powers may be exercised by each Vice President in the order of their earliest election to that office; subject in any case to review and superseding action by the President.

          Section 4.08. THE SECRETARY. The Secretary shall have the following powers and duties:

          (a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the shareholders and of the Board of Directors in books provided for that purpose.

          (b) He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

          (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

          (d) He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

          (e) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

          (f) He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

          (g) He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (h) He shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors, or the President.

          Section 4.09. THE TREASURER. The Treasurer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

          (a) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

          (b) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

          (c) He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

          (d) He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the shareholders, if called upon to do so.

          (e) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

          (f) He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (g) He shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors, or the President.

          Section 4.10. ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, for or without cause.

          Section 4.11. SECURITY. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

                                    ARTICLE V

                                  CAPITAL STOCK

          Section 5.01. CERTIFICATES OF STOCK, UNCERTIFICATED SHARES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

          Section 5.02. SIGNATURES; FACSIMILE. All of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 5.03. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the

Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

          Section 5.04. TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of California. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

          Section 5.05. RECORD DATE. In order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to such action without a meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice if given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.


In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the

Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

          In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

          Section 5.06. REGISTERED SHAREHOLDERS. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

          Section 5.07. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                   ARTICLE VI

                                 INDEMNIFICATION

          Section 6.01. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) , judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 6.02. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.01 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 6.03. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification of a director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.01 hereof. Any indemnification of an employee or agent of the Corporation under Section 6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 hereof. Any such determination shall be made:

          (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

          (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

          (3) by the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon, or

          (4) by the court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

          Section 6.04. ADVANCE PAYMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

          No indemnification or advance shall be made under this section, except as provided in Section 6.02 or paragraph (4) of Section 6.03, in any circumstance where it appears: (1) that it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification or (2) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

          Section 6.05. PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any indemnification of a director or officer of the Corporation under Sections
6.01 and 6.02, or advance of costs, charges and expenses to a director or officer under Section 6.04 of this Article, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 6.06. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the California Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

          The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 6.07. INSURANCE. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, PROVIDED that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

          Section 6.08. SEVERABILITY. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE VII

                                     OFFICES

          Section 7.01. PRINCIPAL OFFICES. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall likewise fix and designate a principal business office in the State of California.

          Section 7.02. OTHER OFFICES. The Corporation may maintain offices or places of business at such other locations within or without the State of California as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          Section 8.01. DIVIDENDS. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's Capital Stock.

          A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

          Section 8.02. RESERVES. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

          Section 8.03. EXECUTION OF INSTRUMENTS. The President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

          Section 8.04. CORPORATE INDEBTEDNESS. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or the President. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the President shall authorize. When so authorized by the Board of Directors or the President, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

          Section 8.05. DEPOSITS. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the President, or by such officers or agents as may be authorized by the Board of Directors or the President to make such determination.

          Section 8.06. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the President from time to time may determine.

          Section 8.07. SALE, TRANSFER, ETC. OF SECURITIES . To the extent authorized by the Board of Directors or by the President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

          Section 8.08. VOTING AS SHAREHOLDER. Unless otherwise determined by resolution of the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of shareholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

          Section 8.09. FISCAL YEAR. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

          Section 8.10. SEAL. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "California". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

          Section 8.11. BOOKS AND RECORDS: INSPECTION. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of California as may be determined from time to time by the Board of Directors.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

          Section 9.01. AMENDMENT. These By-Laws may be amended, altered or repealed

          (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

          (b) at any regular or special meeting of the shareholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

                                    ARTICLE X

                                  CONSTRUCTION

          Section 10.01. CONSTRUCTION. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the certificate of incorporation of the Corporation as in effect from time to time, the provisions of such certificate of incorporation shall be controlling.